UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File	IRS Employer
of incorporation or organization)	Number)	Identification No.)

11055 Flintkote Avenue

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	TROV	The Nasdaq Capital Market

Item 1.01    Entry into a Material Definitive Agreement

On August 20, 2019, Trovagene, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (the “Purchaser”), pursuant to which the Company agreed to offer, issue and sell to the Purchaser, (i) in a registered direct offering, an aggregate of (a) 271,744 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”) and (b) Series E pre-funded warrants (the “Series E Pre-Funded Warrants”) to purchase up to 456,058 shares (the “Series E Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which will be exercisable immediately upon issuance for a period of five years after the date of issuance, and (ii) in a concurrent private placement, Series F warrants (the “Series F Warrants”) to purchase up to 707,802 shares (the “Series F Warrant Shares”) of Common Stock, for aggregate gross proceeds to the Company of approximately $1.5 million, before deducting estimated offering expenses payable by the Company.

The combined purchase price for each Share, together with one Series F Warrant, is $2.061 per Share/Series F Warrant. Each Series F Warrant shall be exercisable beginning on the six-month anniversary of the date of issuance and for a period of five years after such date (or five-and-a-half years after the issuance date), at an exercise price of $1.936 per Series F Warrant Share. The exercise price of the Series F Warrants and the shares of the Company’s Common Stock issuable upon the exercise of the Series F Warrants (the “Series F Warrant Shares”) will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Series F Warrants.

The aggregate exercise price of the Series E Pre-Funded Warrants ($2.061 per Series E Warrant Share), except for a nominal exercise price of $0.01 per Series E Warrant Share, will be pre-funded to the Company on the date of issuance of the Series E Pre-Funded Warrants and, consequently, no additional consideration (other than the nominal exercise price of $0.01 per Series E Warrant Share) shall be required to be paid by the holder to effect any exercise of the Series E Pre-Funded Warrants. The Company shall not be required to return or refund any portion of such pre-paid aggregate exercise price of the Series E Pre-Funded Warrants for any reason, including in the event such Series E Pre-Funded Warrants shall not have been exercised prior to expiration. Each of the Series E Pre-Funded Warrants and the Series F Warrants may be exercised on a “cashless” basis under certain circumstances set forth in the warrants.

The Shares, Series E  Pre_Funded Warrants and the Series E Warrant Shares issuable upon exercise of the Series E Pre-Funded Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on June 25, 2019, and was declared effective on July 1, 2019 (File No. 333-232321) (the “Registration Statement”).

The Series F Warrants and the Series F Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Per the terms of the Purchase Agreement, the Company has agreed to certain restrictions on future stock offerings, including that during the 60-day period following the closing, the Company will not issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions.

The closing of the offering described above is subject to satisfaction of specified customary closing conditions.

The foregoing summaries of the offerings, the securities to be issued in connection therewith, the Purchase Agreement, the Series E Pre-Funded Warrants and Series F Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the form of Purchase Agreement, the Form of Series E Pre-Funded Warrant and the Form of Series F Warrant are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure regarding the Series F Warrants and the Series F Warrant Shares set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01              Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

10.1	Securities Purchase Agreement, dated August 20, 2019, by and between Trovagene, Inc. and the Purchaser.

10.2	Form of Series E Pre-Funded Warrant

10.3	Form of Series F Warrant

23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2019

TROVAGENE, INC.

By:	/s/ Thomas Adams
Thomas Adams
Chief Executive Officer